    UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934, as Amended

Filed by the Registrant [X]
Filed by a party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    Commonwealth Telephone Enterprises, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

      ----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      ----------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

      ----------------------------------------------------------------------
    (5) Total fee paid:

      ----------------------------------------------------------------------

  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

      ----------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

      ----------------------------------------------------------------------
    (3) Filing Party:

      ----------------------------------------------------------------------
    (4) Date Filed:

      ----------------------------------------------------------------------

[CTE LOGO]

                                 100 CTE Drive
                          Dallas, Pennsylvania 18612
                                (570) 631-2700

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 9, 2001

  The Annual Meeting of Shareholders of Commonwealth Telephone Enterprises, Inc., ("CTE" or the "Company") will be held at the Westmoreland Club, 59 South Franklin Street, Wilkes-Barre, Pennsylvania 18701, on Wednesday, May 9, 2001, at 11:00 A.M., local time. The meeting will be held for the following purposes:

  1. To elect four (4) Directors to Class II to serve for a term of three (3) years;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and

  3. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

  Only shareholders of record at the close of business on March 16, 2001, will be entitled to vote at the meeting either in person or by proxy. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

  In order to insure that your shares are represented and are voted in accordance with your wishes, IT WILL BE APPRECIATED IF YOU WILL DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. If you attend the meeting, you may personally vote your shares regardless of whether you have signed a proxy.

                                          /s/ Kenneth E. Lee
                                          Kenneth E. Lee,
                                          Vice President, General Counsel
                                          and Corporate Secretary

Dated: April 16, 2001

                   COMMONWEALTH TELEPHONE ENTERPRISES, INC.
                                 100 CTE Drive
                          Dallas, Pennsylvania 18612

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

      Annual Meeting of Shareholders to be Held on Wednesday, May 9, 2001

  This Proxy Statement is being mailed to all shareholders on or about April 16, 2001, in connection with the solicitation of proxies by the Board of Directors of Commonwealth Telephone Enterprises, Inc. ("CTE" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 9, 2001, at 11:00 A.M., local time, at the Westmoreland Club, 59 South Franklin Street, Wilkes-Barre, Pennsylvania 18701, and at any adjournment or postponement thereof.

  At the Annual Meeting, shareholders of CTE eligible to vote will consider and vote upon proposals: (i) to elect four (4) Class II Directors to serve for a term of three (3) years; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and (iii) to transact such other business as may properly come before the meeting.

  Any proxy may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

  No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby, and if given or made, such information or representation should not be relied upon as having been authorized by the Company.

                             ---------------------

              The date of this Proxy Statement is April 16, 2001.

                              THE ANNUAL MEETING

Time, Date and Place

The Annual Meeting will be held at the Westmoreland Club, 59 South Franklin Street, Wilkes-Barre, Pennsylvania 18701, on Wednesday, May 9, 2001, at 11:00 A.M., local time.

Purpose of the Annual Meeting

Shareholders of the Company will consider and vote upon proposals: (i) to elect four (4) Class II Directors to each serve for a term of three (3) years;
(ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and
(iii) to transact such other business as may properly come before the meeting.

Record Date, Quorum, Required Vote

The close of business on March 16, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. On March 16, 2001, there were outstanding 21,003,826 shares of Common Stock of the Company ("CTE Common Stock") and 2,073,505 shares of Class B Common Stock ("CTE Class B Common Stock", and together with the CTE Common Stock, the "CTE Common Equity"). The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum at the Annual Meeting. Shareholders will be entitled to one vote per share of CTE Common Stock and fifteen (15) votes per share of CTE Class B Common Stock on all matters to be submitted to a vote at the Annual Meeting. Shareholders have cumulative voting rights with respect to the election of Directors. Under cumulative voting, a shareholder's total vote (the number of votes to which such shareholder is entitled multiplied by the number of Directors to be elected) may be cast entirely for one candidate or distributed among two or more candidates. The persons named in the accompanying Proxy may, at their discretion, cumulate the votes which they are authorized to cast. Holders of CTE Common Stock and holders of CTE Class B Common Stock will vote as a single class on all matters.

In accordance with Pennsylvania law, a shareholder entitled to vote for the election of Directors can withhold authority to vote for all nominees of Directors or can withhold authority to vote for certain nominees of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

The approval of Proposal 2 (regarding ratification of the appointment of independent accountants) requires the affirmative vote of a majority of the votes cast by the holders of CTE Common Stock and CTE Class B Common Stock voting together as a single class. Abstentions, votes withheld and broker non-votes (described below) are counted in determining whether a quorum is present. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner. Abstentions and broker non-votes, because they are not treated as votes cast, will have no effect on matters to be voted upon at the Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three (3) classes and is currently comprised of thirteen (13) members. One class is elected each year for a three-year term. Class II Directors whose term will expire at the Annual Meeting include the following nominees, all of whom are presently Directors of the Company: Michael J. Mahoney, Frank M. Henry, Eugene Roth and John J. Whyte. These four (4) nominees, if elected at the 2001 Annual Meeting, will serve for a term of three (3) years expiring at the Annual Meeting of Shareholders to be held in 2004.

  It is not anticipated that any of the above nominees will become unavailable for any reason, but, if any of the nominees should become so unavailable before the Annual Meeting, the persons named on the enclosed Proxy reserve the right to substitute another person of their choice as nominee in place of such unavailable person, or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THESE FOUR (4) NOMINEES AS CLASS II DIRECTORS TO SERVE FOR A TERM OF THREE (3) YEARS.

                             DIRECTOR INFORMATION

  Information concerning the nominees for re-election as Class II Directors and the Other Directors of the Company is set forth below:

                           Nominees for Re-Election in     Director    Term
  Name of Director  Age             Class II                Since   Expiring In
  ----------------  ---    ---------------------------     -------- -----------
 Michael J. Mahoney  50 President and CEO as well as         2000      2001
                        Director of the Company since
                        July 2000; Director of the
                        Company from June 1995 to
                        October 1999; President and
                        Chief Operating Officer of the
                        Company from February 1994 to
                        September 1997; Director,
                        President and Chief Operating
                        Officer of RCN Corporation
                        ("RCN") from September 1997 to
                        October 1999; President and
                        Chief Operating Officer of
                        Mercom from February 1994 to
                        September 1997 and a Director of
                        Mercom from January 1994 to
                        November 1998; Executive Vice
                        President of the Company's Cable
                        Television Group from June 1991
                        to February 1994; Executive Vice
                        President of Mercom from
                        December 1991 to February 1994;
                        and Chief Operating Officer of
                        Harron Communications
                        Corporation from April 1983 to
                        December 1990.
 Frank M. Henry      67 Chairman of Frank Martz Coach        1980      2001
                        Company ("Martz") since 1995 and
                        President of Martz from 1964 to
                        1995. He is also a Director of
                        First Union Corporation. Mr.
                        Henry was a Director of Cable
                        Michigan from September 1997 to
                        November 1998.
 Eugene Roth         65 Senior Partner at Rosenn,            1989      2001
                        Jenkins and Greenwald L.L.P.
                        (Attorneys) since 1964. He is
                        also a Director of the
                        Pennsylvania Regional Board of
                        Directors of First Union
                        National Bank, RCN, and
                        Geisinger Wyoming Valley Medical
                        Center.

                           Nominees for Re-Election in     Director    Term
  Name of Director   Age             Class II               Since   Expiring In
  ----------------   ---   ---------------------------     -------- -----------
 John J. Whyte        60 Executive Vice President and        1997      2001
                         Chief Operating Officer of
                         Infinium Software, Inc. since
                         May 2000; Principal and Senior
                         Consultant of Whyte Worldwide
                         PCE since 1986; Partner of
                         Stavisky, Shapiro & Whyte,
                         certified public accountants,
                         since 1981.
                          Other Directors of the Company
                                   in Class III
                          ------------------------------
 James Q. Crowe       51 President and Chief Executive       1993      2002
                         Officer since August 1997 of
                         Level 3 Communications, Inc.
                         ("Level 3"), formerly known as
                         Peter Kiewit Sons', Inc.
                         ("PKS"), an affiliate of the
                         Company; President and Chief
                         Executive Officer of MFS
                         Communications Company, Inc.
                         ("MFS/WorldCom") from June 1993
                         to June 1997 and Chairman of
                         the Board of Directors of
                         MFS/WorldCom from 1992 to 1996.
                         Mr. Crowe is currently a
                         Director of RCN, and he was
                         Chairman of the Board of
                         Directors of WorldCom, Inc.
                         from December 1996 to June
                         1997.
 Michael A. Adams     43 President, Wholesale and New        1999      2002
                         Product Development Group of
                         RCN since January 2001;
                         President and Chief Operating
                         Officer of RCN from October
                         1999 to January 2001; President
                         of the Technology and Network
                         Development Group from
                         September 1997 to October 1999;
                         Vice President of Technology of
                         C-TEC Corporation from November
                         1993 to September 1997. He is
                         also a Director of RCN.
 Stuart E. Graham     55 President of Skanska USA, Inc.      1990      2002
                         since 1994. Previously, he was
                         Chief Executive Officer of
                         several Skanska USA, Inc.
                         subsidiaries, including Sordoni
                         Skanska, Slattery Skanska and
                         Skanska E & C. He is also a
                         Director of RCN.
 Richard R. Jaros     49 Private Investor since 1998;        1993      2002
                         President of Level 3 from 1996
                         to August 1997 and Executive
                         Vice President of PKS from 1993
                         to 1997; Chief Financial
                         Officer of PKS from 1995 to
                         1997. Chairman of CalEnergy
                         Company, Inc. ("CECI"), now
                         known as MidAmerican Energy
                         Holdings Company from 1993 to
                         1994 and President of CECI from
                         1992 to 1993. Mr. Jaros served
                         in various capacities at PKS
                         between 1980 and 1993. Mr.
                         Jaros is also a Director of
                         Level 3, MidAmerican Energy
                         Holdings Company, Home
                         Services.com and RCN.
 Timothy J. Stoklosa  40 Executive Vice President and        1999      2002
                         Chief Financial Officer of RCN
                         since January 2000; Senior Vice
                         President and Treasurer of RCN
                         from September 1997 to January
                         2000; Executive Vice President
                         and Chief Financial Officer, as
                         well as a Director of Mercom,
                         Inc. from 1997 to 1998;
                         Treasurer of the Company from
                         1994 to 1997. He is also a
                         Director of RCN.

                       Other Directors of the Company in   Director    Term
 Name of Director  Age              Class I                 Since   Expiring In
 ----------------  --- ---------------------------------   -------- -----------
 David C. McCourt   44 Chairman of the Company since         1993      2003
                       October 1993; Chairman, Chief
                       Executive Officer and a Director
                       of RCN since its inception in
                       September 1997; Chief Executive
                       Officer of the Company from
                       October 1993 to November 1998;
                       Chairman, Director and Chief
                       Executive Officer of Cable
                       Michigan, Inc. from September
                       1997 to November 1998. He was
                       also Chairman and Chief Executive
                       Officer as well as a Director of
                       Mercom, Inc. from October 1993 to
                       November 1998. He was a Director
                       of MFS/WorldCom from July 1990 to
                       December 1996; and a Director of
                       WorldCom, Inc. from December 1996
                       to March 1998. He is currently a
                       Director of Level 3, Cable
                       Satellite Public Affairs Network
                       ("C-SPAN"), and Level 3 Telecom
                       Holdings, Inc. ("LTH"), formerly
                       Kiewit Telecom Holdings, Inc., an
                       affiliate of the Company.
 Daniel E. Knowles  71 President of Cambridge Human          1995      2003
                       Resources since 1989. He was a
                       Director of Cable Michigan from
                       September 1997 to November 1998.
 Walter Scott, Jr.  69 Chairman of Level 3 since 1979        1993      2003
                       and Director of PKS since April
                       1964; Chairman and Chief
                       Executive Officer of PKS for over
                       nineteen years. He is also a
                       Director of Berkshire Hathaway,
                       Inc., Burlington Resources, Inc.,
                       Kiewit Materials Company,
                       MidAmerican Energy Holdings
                       Company, ConAgra, Inc., Valmont
                       Industries, Inc. and RCN.
                       Mr. Scott served as a Director of
                       WorldCom from December 1996 to
                       July 1997.
 David C. Mitchell  59 Former President of Rochester         1993      2003
                       Telephone Corporation's Telephone
                       Group, Corporate Executive Vice
                       President and Director of
                       Rochester Telephone Corporation,
                       now Global Crossing, Inc. He is
                       also a Director of Lynch
                       Corporation, and HSBC Bank, Inc.,
                       Rochester Advisory Board. He was
                       a Director of Cable Michigan from
                       September 1997 to November 1998.

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  The Board of Directors of the Company held five (5) meetings during 2000, the Audit Committee met five (5) times and the Compensation/Pension Committee met four (4) times. The Company currently does not have a nominating committee.

Directors' Compensation

  Directors of CTE who are employees of the Company and its subsidiaries or RCN receive no Directors' fees. Non-employee Directors of the Company receive an annual Directors' fee of $9,000 in CTE Common Stock based upon the average fair market value of the CTE Common Stock during the ten (10) trading days prior to the grant date, plus $750 in cash per Board of Directors meeting. The Committee Chairpersons and other committee members are paid $1,000 and $750 in cash, respectively, for each committee meeting attended. Pursuant to the 1997 Non-Management Directors' Compensation Plan, each non-employee Director will receive an annual grant of non-qualified options covering 2,000 shares of CTE Common Stock on the date of the Annual Meeting of Shareholders (based upon the average fair market value of the CTE Common Stock during the ten (10) trading days prior to such date).

Executive Committee

  The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board of Directors between board meetings, except those functions assigned to specific committees. The current Executive Committee consists of David C. McCourt, Chairman, Michael J. Mahoney, James Q. Crowe and Walter Scott, Jr.

Compensation/Pension Committee

  The current Compensation/Pension Committee consists of the following three
(3) Directors who are not employees of the Company: Eugene Roth, Esq., Chairman, Daniel E. Knowles and John J. Whyte. The Compensation/Pension Committee made recommendations to the Board of Directors concerning the salaries and incentive compensation awards for the top levels of management of the Company and its subsidiaries and established compensation policy. The Compensation/Pension Committee also administered the Company's Short-Term Incentive Plan, 1994 Stock Option Plan, 1996 Equity Incentive Plan, as well as the Executive Stock Purchase Plan. The Compensation/Pension Committee reviewed and evaluated the investment performance of the various pension investment funds and monitored the performance of the administrators, investment managers and trustees of such funds, as well as reviewed the actuarial assumptions used in setting the Company's funding policies for such funds.

Audit Committee Report

  The Audit Committee (The "Committee") consists of the following three (3) Directors who are not employees of the Company: John J. Whyte, Chairman, Frank
M. Henry and Stuart E. Graham. The committee reviews, among other things, the financial reporting process on behalf of the Board of Directors ("The Board"). In fulfilling its responsibilities, the Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000, with CTE's management and the independent auditors. The independent auditors are responsible for expressing an opinion on whether the financial statements present fairly, in all material respects, the Company's financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

  The Committee discussed with the independent auditors, the matters requiring discussion by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees". In addition, the Committee has received the written disclosures and the letter from the independent auditors and discussed with the independent auditors, the auditors independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board, Standard No. 1, "Independence Discussions with Audit Committees" and has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining auditor independence.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          THE AUDIT COMMITTEE
                                          John J. Whyte, Chairman
                                          Stuart E. Graham
                                          Frank M. Henry

Audit Committee Disclosure

  In 2000, the Audit Committee approved and adopted an Audit Committee Charter, a copy of which is attached as Appendix A hereto. Independent auditor fees for services rendered during fiscal year 2000 were as follows:

Audit Fees: $193,500
Financial Information Systems Design and Implementation Fees: $0
All Other Fees: $220,200 (*)

--------
* The Audit Committee of the Board considered, in reliance on management and the independent auditors, whether the provision of these services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. All Other Fees are comprised of fees for audit related services, including audits of benefit plans, assistance with SEC registration statements, and consultation on accounting standards and proposed transactions.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Set forth below is certain information regarding the beneficial ownership of CTE Common Stock and CTE Class B Common Stock as of March 16, 2001, held by
(i) each Director of the Company, (ii) the named executive officers below,
(iii) all persons who are currently Directors or executive officers of the Company as a group, and (iv) each person known to the Company to own beneficially more than 5% of the outstanding shares of CTE Common Stock or CTE Class B Common Stock. Because the shares of CTE Class B Common Stock are convertible at the option of the holder into shares of Common Stock on a one-for-one basis at any time and from time to time, the "Assuming Conversion" columns in the CTE Common Stock table reflect the total shares of CTE Common Stock which would be beneficially owned by such person or group assuming no other conversions. The "Percent of Outstanding Shares" columns represent ownership, not voting interest. Shares of CTE Common Stock have one vote per share and shares of CTE Class B Common Stock have fifteen (15) votes per share. Each Director or named executive officer has investment and voting power over the shares listed opposite his name except as set forth in the footnotes hereto:

                                                         CTE Class B
                            CTE Common Stock(1)          Common Stock         Assuming Conversion
                          ------------------------ ------------------------ ------------------------
                           Number of                Number of                Number of
                             Shares    Percent of     Shares    Percent of     Shares    Percent of
                          Beneficially Outstanding Beneficially Outstanding Beneficially Outstanding
Name of Beneficial Owner    Owned(2)    Shares(2)     Owned       Shares     Carried(2)   Shares(2)
------------------------  ------------ ----------- ------------ ----------- ------------ -----------
Michael A. Adams(3)(7)..      50,662         *             --        --          50,662        *
Donald P. Cawley(4)(7)..      49,494         *             --        --          49,494        *
James Q. Crowe(5)(15)...      19,123         *             --        --          19,123        *
James DePolo(6).........      78,227         *             --        --          78,227        *
Michael I.
 Gottdenker(8)..........      72,659         *             --        --          72,659        *
Stuart E. Graham(5).....       7,369         *          3,101         *          10,470        *
Frank M. Henry(5).......      43,404         *         15,398         *          58,802        *
Richard R.
 Jaros(5)(15)...........       7,380         *             --        --           7,380        *
Daniel E. Knowles(9)....       7,978         *             --        --           7,978        *
Michael J. Mahoney(7)...      15,637         *             --        --          15,637        *
David C.
 McCourt(7)(10)(15).....     233,998         1%            --        --         233,998        1%
David C. Mitchell(5)....       9,139         *             --        --           9,139        *
Eugene Roth(16).........       1,129         *          3,999         *           5,128        *
Walter Scott,
 Jr.(5)(15).............     112,556         *             --        --         112,556        *
Timothy J.
 Stoklosa(11)...........       7,516         *             --        --           7,516        *
David G.
 Weselcouch(7)(12)......      29,231         *             --        --          29,231        *
John J. Whyte(5)........       7,078         *             --        --           7,078        *
All Directors and
 Executive Officers as a
 group (17 persons).....     752,580         4%        22,498         1%        775,078        3%
Level 3 Telecom
 Holdings, Inc.(13).....   9,639,326        46%     1,017,061        49%     10,656,387       46%
Mario J. Gabelli
 Group(14)..............   1,421,872         7%       286,263        14%      1,708,135        7%

--------
 (*)  Less than one percent of the outstanding shares of the class.
 (1) The CTE Class B Common Stock is convertible, at the option of the holder, into shares of CTE Common Stock on a one-for-one basis at any time and from time to time. The CTE Common Stock column has been prepared assuming that no shares of CTE Class B Common Stock are converted into CTE Common Stock.
 (2) Includes vested matching share units and share units pursuant to participants' contributions under the CTE Executive Stock Purchase Plan (further described in this Proxy Statement) at March 16, 2001.

 (3) Includes options to purchase 44,689 shares of CTE Common Stock exercisable within 60 days after March 31, 2001.
 (4) Includes options to purchase 19,671 shares of CTE Common Stock exercisable within 60 days after March 31, 2001.
 (5) Includes options to purchase 6,000 shares of CTE Common Stock exercisable within 60 days after March 31, 2001.
 (6) Includes options to purchase 42,000 shares of CTE Common Stock exercisable within 60 days after March 31, 2001.
 (7) Under the CTE Executive Stock Purchase Plan ("ESPP"), participants who defer current compensation are credited with "Share Units" with a value equal to the amount of the deferred pretax compensation. The value of a Share Unit is based on the value of a share of CTE Common Stock. The Company also credits each participant's matching account under the ESPP with 100 percent of the number of Share Units credited based on the participant's elective contributions. Share Units credited to participants' elective contribution accounts are fully and immediately vested. Share Units credited to participants' matching accounts generally vest on the third anniversary of the date they are credited, subject to continued employment. Share Units credited to a participant's matching account become fully vested on a change in control of the Company, or on the participant's death or disability while actively employed. If dividends are paid on CTE Common Stock, a dividend equivalent is deemed paid with respect to Share Units and credited to participants' accounts in the form of additional Share Units. The Company has established a grantor trust to hold CTE Common Stock corresponding to the number of Share Units credited to participants' accounts in the ESPP. Participants do not have the right to vote Share Units, provided that the Company may, but is not required to, make arrangements for participants to direct the trustee of the grantor trust as to how to vote a number of shares held by the grantor trust corresponding to the number of Share Units credited to the participants' matching account. The table below shows with respect to each named participant, Share Units relating to the CTE Common Stock acquired by each such participant in lieu of current compensation pursuant to the ESPP and the vested Share Units credited to the matching account of each such participant as of March 16, 2001 including matching Share Units scheduled to vest within 60 days thereafter:

                                           Total Shares
                                           Acquired and
                                            Vested ESPP
            Name                          Matching Shares
            ----                          ---------------
            Michael A. Adams ............      5,973
            Donald P. Cawley.............      2,871
            Michael J. Mahoney ..........     13,137
            David C. McCourt.............     25,304
            David G. Weselcouch .........      2,276

 (8) Includes options to purchase 15,856 shares of Common Stock exercisable within 60 days after March 31, 2001. In accordance with Mr. Gottdenker's termination agreement, all outstanding options became immediately vested and exercisable as of the date of his resignation.
 (9) Includes options to purchase 4,000 shares of Common Stock exercisable within 60 days after March 31, 2001.
(10) Includes options to purchase 208,694 shares of Common Stock exercisable within 60 days after March 31, 2001.
(11) Includes options to purchase 5,677 shares of Common Stock exercisable within 60 days after March 31, 2001.
(12) Includes options to purchase 13,200 shares of Common Stock exercisable within 60 days after March 31, 2001.
(13) Level 3 holds 90% of the common stock of LTH and all of the preferred stock of LTH. David C. McCourt owns the remaining 10% of the common stock of LTH. The address of Level 3 and LTH is 1025 Eldorado Blvd., Broomfield, Colorado 80021.

(14) Based on information obtained from Schedules 13D and amendments thereto for the CTE Common Stock and the CTE Class B Common Stock filed through March 16, 2001, with the Securities and Exchange Commission (the "SEC") by Mario J. Gabelli, together with GAMCO Investors, Inc., Gabelli Funds, Inc., Gabelli Performance Partnership, L.P., Gabelli International Limited, Gabelli International II Limited and Gabelli & Company, Inc., the address of each is One Corporate Center, Rye, New York 10580-1434.
(15) Does not include shares beneficially owned by LTH. As an officer, Director or shareholder of Level 3 or LTH, this person may be deemed to beneficially own all of the shares of CTE Common Equity beneficially owned by LTH. Level 3 holds 90% of the common stock in LTH and all of the preferred stock of LTH. David C. McCourt owns the remaining 10% of the common stock of LTH.
(16) Share ownership also includes Mr. Roth's proportionate interest of shares and vested options owned by the firm of Rosenn, Jenkins & Greenwald, L.L.P. Mr. Roth is a Senior Partner of the firm.

                           COMPENSATION INFORMATION

EXECUTIVE COMPENSATION

  The following table sets forth, for the fiscal years ending December 31, 2000, 1999 and 1998, the cash compensation, as well as certain other compensation, paid or accrued to the Chief Executive Officer, the Chairman and the top three (3) other most highly compensated executive officers (the named executive officers).

                          SUMMARY COMPENSATION TABLE

                                   Annual
                               Compensation(1)   Long-Term Compensation Awards
                              -----------------  ------------------------------
                                                                          All
                                                 Restricted  Securities  Other
                               Compen-             Stock     Underlying Compen-
                               sation/   Bonus   Awards ($)   Options   sation
Name and Position        Year Salary($)   ($)       (2)         (#)     ($) (3)
-----------------        ---- --------- -------  ----------  ---------- -------
David C. McCourt ....... 2000       (4)      (4)        (4)       --         (4)
 Chairman                1999       (4)      (4)        (4)       --         (4)
                         1998       (4)      (4)        (4)       --         (4)
Michael J. Mahoney...... 2000  101,923  400,000     94,871        --        230
 President and Chief
  Executive Officer      1999       (5)      (5)        (5)        (5)       (5)
                         1998       (5)      (5)        (5)        (5)       (5)
Michael I. Gottdenker
 (6).................... 2000  228,847      --     170,000        --    400,050(6)
 Former President and
  Chief Executive
  Officer                1999  350,000  500,000    125,000    180,000     6,140
                         1998  269,999  275,000    104,000    180,000     6,454
James DePolo (7)........ 2000  260,000  300,000  1,655,938     70,000       --
 Executive Vice
  President              1999  240,000  250,000        --         --        --
 and Chief Operating
  Officer                1998  229,000  125,000        --      70,000       --
Donald P. Cawley........ 2000  142,404  125,000  1,010,959     10,000     5,257
 Senior Vice President
  and                    1999  113,750   75,000     22,750        --      4,283
 Chief Accounting
  Officer                1998  101,134   37,500        --      15,000     3,847
David G. Weselcouch..... 2000  134,327   40,000    635,591     13,000     3,653
 Senior Vice President--
  Investor Relations     1999  124,519   37,500     24,904        --      4,867
 and Corporate
  Communications         1998   92,308   35,000        --      22,000     2,375

--------
(1) Includes the amount of deferred compensation contributed by the named executive officers to purchase share units pursuant to the ESPP. Such deferred compensation is matched by the Company. Matching contributions are reflected under Restricted Stock Awards. Refer to Footnote (2) below. See also, Footnote (7) under "Security Ownership of Certain Beneficial Owners and Management."
(2) Represents the market value on the date of grant of matching share units acquired in lieu of cash compensation pursuant to the ESPP and the market value of restricted stock acquired in lieu of cash compensation at the date of grant of the restricted stock pursuant to the 1996 Equity Incentive Plan.

 As of December 31, 2000, the aggregate holdings and the value of share units for CTE Common Stock pursuant to the ESPP were:

                                                           Share Units Aggregate
     Name                                                      (#)     Value ($)
     ----                                                  ----------- ---------
     David C. McCourt ....................................   25,304     885,640
     Michael J. Mahoney...................................    9,067     317,345
     Michael I. Gottdenker................................      --          --
     James DePolo.........................................      --          --
     Donald P. Cawley.....................................    2,314      80,990
     David G. Weselcouch..................................    2,348      82,180

  Vesting of Share Units is accelerated upon a change in control of the Company. Dividends, if any, are paid on restricted shares. Subject to continued employment, restricted share units credited to participants' accounts vest in three (3) calendar years following the date on which the share units were initially credited to the participant's account.


  The Restricted Stock Awards column includes the market value on the date of grant of a restricted stock award of 35,000 shares, market value $1,655,938 to Mr. DePolo; 20,000 shares, market value $946,250 to Mr. Cawley; and 12,500 shares, market value $591,406 to Mr. Weselcouch.

  The aggregate holdings and the value of the restricted stock as of December 31, 2000 were: Mr. DePolo, 35,000 shares, aggregate value $1,225,000; Mr. Cawley, 20,000 shares, aggregate value $700,000; and Mr. Weselcouch, 12,500 shares, aggregate value $437,500.

(3) Includes the following amounts for the last fiscal year:
    (i) David C. McCourt: None; (ii) Michael J. Mahoney: $230--Company paid life insurance; (iii) Michael I. Gottdenker: $191--Company paid life insurance; $5,600--401(k) Company match; (iv) James DePolo: None; (v) Donald P. Cawley: $273--Company paid life insurance; $4,984--401(k) Company match; (vi) David G. Weselcouch: $372--Company paid life insurance; $3,281--401(k) Company match.
(4) Mr. McCourt received no direct compensation from the Company for 2000, 1999 and 1998, respectively. He is an employee of and is compensated by RCN, and his compensation is determined by the Compensation Committee of RCN. The Company pays a management fee to RCN in respect of the services provided by RCN to the Company, which includes the services of Mr. McCourt.
(5) The information is not required since the named executive was not an executive officer in 1999 or 1998.
(6) Mr. Gottdenker resigned from the Company in July 2000. Mr. Gottdenker's compensation includes the acceleration of vesting of 10,952 matching share units previously contributed on behalf of Mr. Gottdenker to the ESPP. The Company forgave a three-year promissory note and security agreement entered into by Mr. Gottdenker and the Company in 1998, the value of which was $268,449. Any unvested options to purchase Company Common Stock became vested upon his termination date.
(7) Mr. DePolo is employed as an independent consultant for the Company.

                  CTE Options/SAR Grants in Fiscal Year 2000

                                     % of
                                     Total                      Potential Realizable
                                    Options                       Value at Assumed
                         Number of  Granted                       Annual Rates of
                         Securities to Emp.                         Stock Price
                         Underlying   In    Exercise              Appreciation for
                          Options   Fiscal  Or Base                 Option Term
                          Granted     Yr.    Price   Expiration --------------------
Name                        (#)      2000    ($/sh)     Date      5%($)     10%($)
----                     ---------- ------- -------- ---------- --------- ----------
David C. McCourt........       --      --        --        --          --         --
Michael J. Mahoney......  180,000      29   40.6250   7/28/10   4,598,792 11,654,242
Michael I. Gottdenker...       --      --        --        --          --         --
James DePolo ...........   70,000      11   47.3125   6/09/10   2,082,820  5,278,276
Donald P. Cawley........   10,000       2   54.3125   2/07/10     341,568    865,601
David G. Weselcouch.....   13,000       2   47.3125   6/09/10     386,810    980,251

                             FY-End Option Values

                               Number of Securities      Value of Unexercised
                               Underlying Options at    In-The-Money Options at
                                 December 31, 2000         December 31, 2000(1)
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
Name                             (#)          (#)          ($)          ($)
----                         ----------- ------------- ----------- -------------
David C. McCourt............   208,694          --      5,442,705         --
Michael J. Mahoney..........       --       180,000           --          --
Michael I. Gottdenker.......    86,656          --        309,114         --
James DePolo ...............    28,000      112,000       290,500     435,750
Donald P. Cawley............    13,337       21,668       243,359     157,148
David G. Weselcouch.........     8,800       26,200        91,300     136,950

--------
(1) The fair market value of CTE Common Stock at December 31, 2000 was $35.00 per share.

Pension Benefits

  The following table shows the estimated annual benefits payable under the Company's pension plan upon retirement for the named executive officers based upon the compensation and years of service classifications indicated:

                                                    Years of Service
                                         ---------------------------------------
   Average Compensation                     5      10      15      20      25
   --------------------                  ------- ------- ------- ------- -------
   $100,000............................. $ 5,798 $11,595 $17,393 $23,190 $28,988
   $125,000............................. $ 7,485 $14,970 $22,455 $29,940 $37,425
   $150,000............................. $ 9,173 $18,345 $27,518 $36,690 $45,863
   $170,000............................. $10,523 $21,045 $31,568 $42,090 $52,613

  Pensions are computed on a single straight life annuity basis and are not reduced for social security or other offset amounts. Participants receive a pension based upon average compensation multiplied by the number of years of service. Average compensation is computed on the basis of the average of the employee's highest five (5) consecutive annual base salaries in the ten (10) years immediately preceding retirement. The compensation covered by this plan is generally based upon the compensation disclosed as salary in the "Summary Compensation Table."

                         COMPENSATION COMMITTEE REPORT

  The compensation programs for the Company's executive officers are administered by the Compensation Committee ("Compensation Committee") of the Company's Board of Directors. The Compensation Committee is comprised of three independent non-employee Directors. The Compensation Committee makes recommendations and/or determinations with respect to all executive compensation matters.

  The Compensation Committee submits the following report on compensation for the Company's executive officers for the 2000 fiscal year:

Compensation Philosophy

  The philosophy of the Company's compensation program has and will be to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance shareholder value. During 2000, the Company followed a compensation philosophy organized around a Total Direct Compensation ("TDC") concept that provided for a base salary slightly below that of the Company's peer group; a short-term bonus opportunity equivalent to that of the Company's peer group; and a long-term bonus opportunity above that of the Company's peer group. In late 2000, the Company's compensation policies and philosophies were modified to provide for base salaries, short-term bonus opportunities and long-term bonus opportunities all of which are equivalent to that of the Company's peer group.

  In addition to the above, the Company's compensation plan has and will continue to adhere to the following policies:

  (1) Establish market-based levels or "bands" for the executive group and develop a TDC profile for each band. An executive's placement in the bands will be based on individual performance, level and scope of responsibility, and impact on decision making.
  (2) Make a greater portion of an executive's potential total compensation opportunity conditional on attainment of performance incentives, with a smaller portion derived from base salary, as an executive's level of responsibility increases.
  (3) Align the interests of executives with the interests of shareholders through ownership of Company stock.

  For the executive officers of the Company other than the Chief Executive Officer, the Chief Executive Officer determines base salaries, short-term incentive grants and stock option grants consistent with the compensation philosophy of the Company and for the review and approval of the Compensation Committee.

  To further align the interests of the Company's executives with that of shareholders, the Company encourages executives to acquire and maintain a significant equity stake in the Company. To assist executives in accumulating this equity position on a pre-tax basis, the Company implemented the Executive Stock Purchase Plan pursuant to which an executive may purchase Company Common Stock through deferral of earned and otherwise payable compensation, which is matched by the Company.

Executive Officer Compensation

  The salaries paid to executive officers by the Company for 2000 were based upon the consideration of certain employment data, an assessment of the Company's and the officers' performance during the prior year, certain subjective criteria and the compensation philosophy of the Company.

  The amount of cash bonuses paid to executive officers for 2000 pursuant to the bonus plan as adopted by the Company was determined through a combination of factors including the attainment of certain corporate, business unit and individual objectives (financial and non-financial), the compensation practices of the Company's peer group, corporate and business unit financial performances and certain subjective criteria.

  Stock options were granted to certain executive officers named in the Summary Compensation Table. The Compensation Committee believes that stock options assist in recruiting, incenting, and retaining executive talent and the creation of shareholder value in the long term since the full benefit of the compensation package cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The number of stock options granted to each executive officer and/or mid-level management employee was based on the individual's salary band, title and the evaluation of each executive's individual performance and contribution to the Company's performance presented to the Compensation Committee.

  During 2000, the Company awarded certain key employees a special one-time grant of restricted stock as a retention bonus for prior shortfalls in their total compensation package. The amount of restricted stock awarded was based upon the key employee's level within the Company. The restricted stock vests annually at the rate of 25% over four years.

Chief Executive Officer Compensation

  Michael Gottdenker received a salary of $228,847 for 2000. Mr. Gottdenker resigned from the Company in July 2000. Under his termination agreement, any unvested options to purchase Company Common Stock became vested as of his termination date. Mr. Gottdenker also received cash equal to the fair market value of forfeited matching share units in his Executive Stock Purchase Plan and a loan to him from the Company was forgiven. See also footnote (6) in the Summary Compensation table.

  Michael J. Mahoney was appointed Chief Executive Officer in July 2000. For fiscal 2000, Mr. Mahoney received a salary of $101,923 (based upon an annual salary of $250,000) and a bonus of $400,000. Mr. Mahoney's short-term incentive award was based upon the attainment of certain financial and non-financial goals and also includes a special one-time award of $150,000 to reflect the Company's successful accomplishment of certain strategic alternatives, including a restructuring of its CTSI, Inc. subsidiary.

Chairman of the Board of Directors Compensation

  Mr. McCourt is Chairman of the Company's Board of Directors. The Company does not pay any compensation to Mr. McCourt for his services. Mr. McCourt's services are provided to the Company under the terms of the Distribution Agreement dated September 5, 1997, as described in Transactions with Related Parties, on page 16.

Officers of the Company and RCN

  In connection with the September 30, 1997 distribution of 100 percent of the outstanding shares of common stock of RCN and Cable Michigan to the shareholders of the Company (the "Distribution"), certain principal executive officers of RCN provided certain services to the Company. Some of these officers of RCN were also executive officers of the Company, but received no compensation from the Company including Office of the Chairman, the General Counsel and certain other officers. Such RCN executive officers, including Mr. McCourt, were compensated by RCN or one of its affiliates.

Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four (4) most highly compensated executive officers other than the chief executive officer, unless such compensation is awarded pursuant to a qualified performance-based program. Subject to the needs of the Company, the Company's compensation plans are generally intended to qualify for such qualified performance-based exemption. The Company adopted the 1996 Equity Incentive Plan, which is intended to serve as a qualified performance-based compensation program under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Eugene Roth, Esq., Chairman
                                          Daniel E. Knowles
                                          John J. Whyte
                                          Dated: March 29, 2001

Performance Graph

  The following performance graph compares the performance of CTE Common Stock and CTE Class B Common Stock to the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The graph assumes that the value of the investment in CTE's Common Stock, CTE Class B Common Stock and each index was $100 at December 31, 1995. If applicable, assumes the reinvestment of dividends.

                Comparison of Five Year Cumulative Total Return
                Among Commonwealth Telephone Enterprises, Inc.,
 The Nasdaq Stock Market (U.S.) Index and The Nasdaq Telecommunications Index

                                    [GRAPH]

                                   Dec-95 Dec-96 Dec-97 Dec-98 Dec-99 Dec-00
                                   ------ ------ ------ ------ ------ ------
CTCO                                  100     78    200    260    410    271
CTCOB                                 100     78    206    259    518    280
NASDAQ Stock Market (U.S.) Index      100    123    151    213    395    238
NASDAQ Telecommunications Index       100    102    149    247    438    188

                       TRANSACTIONS WITH RELATED PARTIES

  The Company entered into an agreement with RCN Long Distance whereby Commonwealth Long Distance Company ("CLD") and CTSI, Inc. ("CTSI") purchased long-distance service from RCN Long Distance for resale to customers of CLD and CTSI. In 2000, CLD and CTSI incurred approximately $7,065,000 of expenses associated with this long-distance resale agreement and related customer service expenses. This agreement is the result of arm's length negotiation and fees are paid to RCN Long Distance based on usage. In addition, the Company paid RCN Long Distance $128,000 for network costs.

  RCN agreed to provide or cause to be provided to CTE certain specified services (management services) for a transitional period pursuant to the Distribution Agreement dated as of September 5, 1997. The transitional services provided included the following: (i) accounting; (ii) payroll; (iii) management supervision and Office of the Chairman; (iv) cash management; (v) human resources and benefit plan administration; (vi) insurance administration; (vii) legal; (viii) tax; (ix) internal audit; (x) investor and public relations; and (xi) other miscellaneous administrative services. The fee per year for these services was 3.5% of the first $175 million of revenue of CTE and 1.75% of any additional revenue. In 2000, the transitional services provided included legal and Office of the Chairman. The total fees for 2000 and 1999 were approximately $2,000,000 and $5,234,000, respectively. The services remaining in 2001 include Office of the Chairman and certain legal services. The fee for these services in 2001 is estimated to be $1,200,000.

  The Company paid approximately $88,000 to Rosenn, Jenkins and Greenwald L.L.P. (Attorneys) for legal services. Also, the Company received approximately $57,000 in telephone service, long-distance and Internet revenues from Rosenn, Jenkins and Greenwald L.L.P. Mr. Roth, a Director of the Company, is a Senior Partner at the firm.

  The Company paid approximately $78,000 to Hanify and King (Attorneys) for legal services. Terence McCourt, Esq., a partner in the firm, is a brother of Mr. McCourt, Director and Chairman of the Company.

  CTE, primarily CTSI, recorded approximately $66,000 of telecommunications services revenue from Martz Trailways. Mr. Henry, a Director of the Company, is Chairman of Martz Trailways.

  CTE paid Penn State Geisinger Health and The Geisinger Health Plan approximately $801,000 in 2000 for health insurance coverage for certain employees. In addition, CTE recorded approximately $1,258,000 in telecommunications services revenues from the Geisinger Health System and its subsidiaries. Mr. Roth, a Director of the Company, is a Director of Geisinger Wyoming Valley Medical Center.

  The Company has a telecommunications consulting agreement with Mr. Mitchell, a Director of the Company. Consulting fees paid to Mr. Mitchell in 2000 were approximately $34,000.

  In 1999, the Company entered into a $240,000,000 revolving credit facility with First Union Securities. In addition, First Union has acted as intermediary for the Company in $30,000,000 of interest rate swaps. Mr. Henry, a Director of the Company, is a Director of First Union Corporation. Mr. Roth, a Director of the Company, is a Director of the Pennsylvania Regional Board of Directors of First Union National Bank.

  CT and CTSI received approximately $922,000 in access charges from RCN Long Distance as a result of RCN originating and terminating traffic on CT and CTSI's networks. CT also received approximately $39,000 in long-distance switch rental revenue from RCN Long Distance. In addition, CT and CTSI received approximately $2,173,000 in local service, telephone access, toll and vertical service revenue from related parties, primarily RCN companies.

  CTE, primarily Commonwealth Communications ("CC"), the Company's engineering design and consulting service business received approximately $460,000 in 2000 from such services provided to various RCN companies.

                                  PROPOSAL 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Company is asking the shareholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

  If the shareholders do not ratify this appointment, other independent accountants will be considered by the Board of Directors. Notwithstanding the shareholders' ratification of the selection of the independent accountants, the Board reserves the right to select other independent accountants at its discretion.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions. Ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001, requires the affirmative vote of a majority of the votes cast by holders of CTE Common Stock and CTE Class B Common Stock voting together as a single class.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                              GENERAL INFORMATION

Financial Information

  A copy of the Company's 2000 Annual Report to Shareholders containing the Consolidated Financial Statements of the Company, including the report thereon dated February 20, 2001 of PricewaterhouseCoopers LLP, independent accountants, accompanies this Proxy Statement.

  Upon the written request of any person who, on March 16, 2001, was a record owner of CTE Common Stock or CTE Class B Common Stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company's 2000 Annual Report on Form 10-K, including the financial statements, schedules and exhibits, filed with the SEC. Written requests for the Annual Report should be directed to: Investor Relations Department, Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612, Attn: David G. Weselcouch, Senior Vice President--Investor Relations and Corporate Communications, e-mail: dwes@epix.net.

Solicitation of Proxies

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, Directors and regular employees of the Company, personally or by telephone, telecopy or telegraph, and the Company may reimburse persons holding stock in their names or those of their nominees for their expenses in forwarding soliciting materials to their principals.

  It is important that proxies be returned promptly. Therefore, shareholders are urged to promptly fill in, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

Shareholders' Proposals

  In order for a shareholder proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2002 Annual Meeting of Shareholders, in addition to meeting the requirements of the SEC's rules governing such proposals, the proposal must be received by the Company at its principal executive offices not later than December 20, 2001. In the event that the Company receives notice not later than March 11, 2002 of a shareholder proposal intended to be presented at the 2002 Annual Meeting of Shareholders and which is not included in the Company's proxy materials, then, so long as the Company includes in its proxy statement for such Annual Meeting advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC's rules governing shareholder proposals.

                                          By order of the Board of Directors,
                                          /s/ Kenneth E. Lee
                                          Kenneth E. Lee
                                          Vice President, General Counsel
                                          and Corporate Secretary

Dated: April 16, 2001

                                                                     Appendix A

                   Commonwealth Telephone Enterprises, Inc.

                   Audit Committee of the Board of Directors

                                    Charter

              (Adopted by the Audit Committee: December 5, 2000)

I. Mission Statement

The Audit Committee of the Board of Directors of Commonwealth Telephone Enterprises, Inc. (the "Company") will assist the Board of Directors in fulfilling its oversight responsibilities in the areas of financial reporting and accounting integrity, including but not limited to reviewing: (i) the Company's financial reports, (ii) the Company's systems of internal control and (iii) the Company's auditing, accounting and financial reporting processes. In performing its duties, the Committee should maintain effective working relationships with the Board of Directors and management, and open communication with the internal and external auditors. To effectively perform his or her role, each Committee member should obtain an understanding of the responsibilities of Committee membership as well as the Company's general business operations and risks. The Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's independent accountants and internal audit department.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department and the Board of Directors.

The Committee also has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization.

II. Composition

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The members of the Committee shall be elected by the Board. Unless a chairperson is elected by the full board, the Committee may designate a chairperson by majority vote of the full Committee membership.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the corporation or an outside consultant.

III. Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall approve an agenda in advance of each meeting. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal audit department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least the Chair of the Committee should meet with the independent accountants and management quarterly to review the Company's financial statements. Meetings can be held either telephonically or in person.

IV. Responsibilities

To fulfill its responsibilities, the Committee shall:

A. Internal Controls

  . Have access to reports to management prepared by the internal audit department and independent accountants regarding internal controls, and management's response.

  . Question management and the internal auditors and independent accountants about significant risks and exposures, and assess steps taken to minimize such risks.

  . Maintain open communication with independent accountants and internal audit relating to fraud, illegal acts, reportable deficiencies in internal controls, and other significant matter deemed relevant by the Committee.

B. Financial Reporting

  . Review the Company's annual financial statements, including the MD&A section of the Company's 10-K, and including any certification, report, opinion or review rendered by the independent accountants.

  . Review management's handling of proposed significant audit adjustments identified by the independent accountants, if any.

  . Discuss with management and the independent accountants all significant, complex, unusual or extraordinary transactions.

  . Consider and approve significant changes to the Company's auditing and accounting principals and practices as suggested by management, the independent accountants, or the internal audit function.

  . Ask the independent accountants to review with the Committee, compliance with accounting principles generally accepted in the United States and management's use of significant estimates.

  . Review the Company's quarterly financial statements prior to filing of the 10-Q or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for this review.

  . Discuss with management, the independent accountants and the internal auditors (as appropriate) current accounting and reporting issues, including recent professional and regulatory pronouncements.

  . Review any significant disagreement among management and the independent accountants or the internal audit department in connection with the preparation of the financial statements or control environment.

  . In consultation with management, the independent accountants and the internal audit department, review the integrity of the Company's financial reporting processes, both internal and external.

  . Prepare a report to shareholders as required by the Securities and Exchange Commission. This report should be included in the Company's annual proxy statement.

C. Independent Accountants

  . Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

  . Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  .  Review the independent accountants' proposed audit scope and approach.

  . Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

D. Internal Audit

  . Review the annual audit plan, activities, organizational structure and effectiveness of the internal audit function.

  . Review the appointment, performance and replacement of the senior internal audit executive.

  .  Review significant findings of the internal audit function.

E. Other Responsibilities

  . Review with management the Company's compliance with applicable laws and regulations.

  . Review with management the Company's Code of Ethical Conduct and the Company's system of enforcing the Code.

  . Review any legal maters that could have a significant impact on the Company's financial statements.

  . Review the policies and procedures in effect for authorizing and approving officers' expenses.

  . Maintain minutes of meetings and periodically update the Board of Directors about Committee activities and make appropriate recommendations.

  . Annually review and update the charter; publish in the annual proxy at least once every three years.

                                          THE AUDIT COMMITTEE

                                          John J. Whyte, Chairman
                                          Stuart E. Graham
                                          Frank M. Henry

                    COMMONWEALTH TELEPHONE ENTERPRISES, INC.
                                  100 CTE DRIVE
                         DALLAS, PENNSYLVANIA 18612-9774
              PROXY - Annual Meeting of Shareholders - May 9, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby revoking any contrary proxy previously given, hereby appoints David C. McCourt, James Q. Crowe and Richard R. Jaros, and each of them, his true and lawful agents and proxies, with full power of substitution and revocation, to vote as indicated below, all the Common Stock and Class B Common Stock of the undersigned in COMMONWEALTH TELEPHONE ENTERPRISES, INC.
(the "Company") entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Westmoreland Club, 59 South Franklin Street, Wilkes-Barre, Pennsylvania 18701, on May 9, 2001, at 11:00 a.m., local time, and at any adjournment or postponement thereof, all as set forth in the related notice and proxy statement for the 2001 Annual Meeting.

     This proxy also delegates discretionary authority with respect to any other matter as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

     TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. PLEASE RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                               Change of Address

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
email:
      --------------------------------------------------------------------------

            (Continued, and to be Signed and Dated, on Reverse Side)
--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

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
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.         Please mark    [X]
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF         your votes as
DIRECTORS.                                                                               indicated in
                                                                                         this example

                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.   Election of four (4) Directors to Class II to serve for a term of three (3) years.

              VOTE FOR ALL            VOTE WITHHELD
                NOMINEES                FROM ALL
                                        NOMINEES

                  [_]                      [_]

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

              Michael J. Mahoney                Eugene Roth
              Frank M. Henry                    John J. Whyte


2.   Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.

                     FOR                  AGAINST                   ABSTAIN
                     [_]                    [_]                       [_]


Signature ______________________________Signature_______________________________Date_________

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign.
Trustees, administrators, etc., should include title and authority.
----------------------------------------------------------------------------------------------------------------
                                           . FOLD AND DETACH HERE .

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